UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            MARKET VECTORS ETF TRUST
             (Exact name of registrant as specified in its charter)


             DELAWARE                                  (SEE BELOW)
(State of incorporation or organization)    (I.R.S. Employer Identification No.)




99 PARK AVENUE, 8TH FLOOR, NEW YORK, NEW YORK            10016
 (Address of principal executive offices)              (Zip Code)

        Securities to be registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS                                    NAME OF EACH EXCHANGE ON WHICH        I.R.S. EMPLOYER
TO BE SO REGISTERED:                                   EACH CLASS IS TO BE SO REGISTERED:    IDENTIFICATION NO.:
-------------------                                    ---------------------------------     -------------------
Shares of beneficial interest, par value $0.001         American Stock Exchange LLC             30-0382172
per share, of Market Vectors--Environmental
Services ETF

Shares of beneficial interest, par value $0.001         American Stock Exchange LLC             30-0382173
per share, of Market Vectors--Steel ETF

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities  Act  registration  statement file number to which this form relates:
333-123257; 811-10325.

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

A description of the shares of beneficial interest, $0.001 par value, of the Market Vectors--Environmental Services ETF and Market Vectors--Steel ETF, each a series of the Market Vectors ETF Trust (the "Trust"), to be registered hereunder is set forth in the section entitled "Capital Stock and Shareholder Reports" in the Statement of Additional Information that has been filed with the Securities and Exchange Commission in connection with the Trust's Registration Statement on Form N-1A (File Nos. 333-123257; 811-10325), which description is incorporated herein by reference.

ITEM 2.  EXHIBITS

1. Post-Effective Amendment No. 1 to the Trust's Registration Statement on Form N-1A (File Nos. 333-123257; 811-10325), as filed with the Securities and Exchange Commission on July 25, 2006.

2. The Trust's Agreement and Declaration of Trust is included as Exhibit (a) to Pre-Effective Amendment No. 3 to the Trust's Registration Statement on Form N-1A (File Nos. 333-123257; 811-10325), as filed with the Securities and Exchange Commission on April 28, 2006.

3. The Trust's Bylaws are included as Exhibit (b) to Pre-Effective Amendment No. 3 to the Trust's Registration Statement on Form N-1A (File Nos. 333-123257; 811-10325), as filed with the Securities and Exchange Commission on April 28, 2006.

                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        MARKET VECTORS ETF TRUST

Date: October 5, 2006                   By: /s/ KEITH CARLSON
                                            ------------------------------------
                                            Keith Carlson
                                            Chief Executive Officer